EXHIBIT 10(e)(28)
AMENDMENT TO CERTAIN AGREEMENTS PURSUANT TO
THE XEROX CORPORATION
2004 PERFORMANCE INCENTIVE PLAN AS AMENDED OR RESTATED FROM TIME TO TIME

WHEREAS, Xerox Corporation (the “Company”) has established the Xerox Corporation 2004 Performance Incentive Plan, as amended and/or restated from time to time (the “Plan”);

WHEREAS, the Company has entered into agreements pursuant to the Plan (“Agreements”) with certain Employees awarding them Restricted Stock Units (“RSUs”) under the terms of which the RSUs are cancelled if the Employee ceases to be an Employee of the Employer for any reason other than death and the RSUs have not vested in accordance with Paragraph 2 of the Agreement (“Retention RSUs”);

WHEREAS, the Company desires to amend the Agreements for all Retention RSUs that as of June 15, 2016 have been granted and have not been cancelled; and

WHEREAS, each Agreement provides that the Committee or its authorized delegate as applicable may amend such Agreement in a manner not inconsistent with the Plan;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the Company hereby agrees:
(1) In every Agreement for any Retention RSU that as of June 15, 2016 has been granted and has not been cancelled, the Section entitled “Effect of Termination of Employment or Death,” with its appropriate section number, is hereby amended to read in its entirety as follows:

“Effect of Termination of Employment or Death.
(a)    Effect on RSUs. In the event the Employee
(i)    voluntarily ceases to be an Employee of the Company or any subsidiary or affiliate (the Company, subsidiary or affiliate, together, the “Employer”) for any reason and the RSUs have not vested in accordance with the Paragraph herein entitled “Entitlement to Shares,” the RSUs shall be cancelled on the date of such voluntary termination of employment;
(ii)    involuntarily ceases to be an Employee of the Employer for any reason, other than death or for Cause, or voluntarily ceases to be an Employee of the Employer due to a reduction in workforce, shares will vest on a pro rata basis, which may, at the discretion of the Company, be contingent upon the Employee executing a general release, and which may include an agreement with respect to engagement in detrimental activity, in a form acceptable to the Company. Such shares will vest on a pro-rata basis in accordance with the Paragraph herein entitled “Entitlement to Shares,” based on the Employee’s actual months of service, and vesting will be calculated as follows: multiply the total award granted by a fraction, the numerator of which will be the number of full months of service during the three years and the denominator of which will be 36. Payout shall occur as soon as practicable following the Vesting Date;
(iii)    ceases to be an Employee of the Employer by reason of death, 100% of the RSUs pursuant to this grant shall vest on the date of death and the certificates for shares shall be delivered in accordance with the Paragraph herein entitled “Non-Assignability” to the personal representatives, heirs or legatees of the deceased Employee;
(iv)    ceases to be an Employee of the Employer due to termination for Cause, the RSUs shall, subject to any Plan provision to the contrary, be cancelled on the date of such termination of employment.

(b)    Disability. Cessation of active employment due to commencement of long-term disability under the Employer’s long-term disability plan shall not be deemed to constitute a termination of employment for purposes of this Paragraph, and, during the continuance of such Employer-sponsored long-term disability plan benefits, the Employee shall be deemed to continue active employment with the Employer. If the Employee is terminated because the Employee has received the maximum coverage under an Employer-provided long-term disability plan, the vesting of RSUs shall be provided pursuant to subsection (a)(i) of this Paragraph.
(c)    Cause. “Cause” means (i) a violation of any of the rules, policies, procedures or guidelines of the Employer, including but not limited to the Company’s Business Ethics Policy and the Proprietary Information and Conflict of Interest Agreement; (ii) any conduct which qualifies for “immediate discharge” under the Employer’s Human Resource Policies as in effect from time to time; (iii) rendering services to a firm which engages, or engaging directly or indirectly, in any business that is competitive with the Employer, or represents a conflict of interest with the interests of the Employer; (iv) conviction of, or entering a guilty plea with respect to, a crime whether or not connected with the Employer; or (v) any other conduct determined to be injurious, detrimental or prejudicial to any interest of the Employer.”
(2) Terms used herein that are defined in the Plan or in the Agreement amended hereby shall have the meanings assigned to them in the Plan or such Agreement.
Except as amended hereby, each Agreement under the Plan, and each Award Summary covered by the Agreement, shall remain unchanged.
In accordance with the Plan, the Committee or the CEO, as applicable, has authorized the execution and delivery of this amendment.

IN WITNESS WHEREOF, the Company has executed this amendment as of June 15, 2016.

XEROX CORPORATION

By:	/s/ Darrell L. Ford
Senior Vice President and
Chief Human Resources Officer